Exhibit 99.1

Del Monte Foods Company
P.O. Box 193575
San Francisco, CA 94119-3575
NEWS RELEASE

DEL MONTE FOODS COMPANY REPORTS
FISCAL 2007 FIRST QUARTER RESULTS

SAN FRANCISCO, August 31, 2006 - Del Monte Foods Company (NYSE: DLM):
Announcement Highlights
•	Successfully closed Meow Mix and Milk-Bone pet acquisitions during quarter.
•	Pet acquisitions, pricing actions and growth from new products drove Q1 net sales growth of 9.3%.
•	Reported diluted EPS from continuing operations of $0.04 in Q1F07 (includes $0.05 for integration, transformation, and purchase accounting) compared to $0.06 in Q1F06; reflects impact from pet acquisitions, pricing actions, and inflationary and other operational cost increases.
•	Expects F07 sales growth of 14% to 16% over F06 and diluted EPS from continuing operations of $0.48 to $0.53 (includes $0.06 for integration, $0.11-$0.14 for transformation, and $0.05 for purchase accounting); pet acquisition impact, pricing benefit, new product growth and cost reduction actions are expected to continue, along with increased inflationary and other operational costs.
Del Monte Foods First Quarter Results
Del Monte Foods today reported net sales for the first quarter of fiscal 2007 of $674.1 million compared to $616.6 million last year, an increase of 9.3%. Income from continuing operations was $7.4 million, or $0.04 EPS, compared to $12.8 million, or $0.06 EPS in the previous year. Results for first quarter fiscal 2007 included $0.03 of transformation-related expenses, $0.01 of integration expense, and $0.01 of purchase accounting impact.
“We are pleased with the quarter’s results and with the continued progress against our key initiatives and strategic objectives,” said Richard G. Wolford, Chairman and CEO of Del Monte Foods. “Project Brand is sharpening the orientation of our business around our leading brands. We successfully closed the Meow Mix and Milk-Bone acquisitions in the first quarter, driving portfolio realignment by expanding Del Monte’s presence in higher margin businesses in fast growing categories. While faced with continued inflationary cost pressures, this quarter’s financial performance reflects continued successful brand-driven pricing actions, new product introductions, and aggressive cost-reduction actions.”

The 9.3% increase in net sales was driven primarily by the acquisitions of Meow Mix (closed May 19, 2006) and Milk-Bone (effective close July 2, 2006). Increased net pricing and growth from new products also contributed to the increase in net sales. These gains were partially offset by a volume decline, as discussed below.
The decrease in EPS from continuing operations was driven primarily by the $0.05 for integration expense, transformation-related expenses and purchase accounting impact mentioned above. Pet acquisitions (net of related interest expense) and pricing actions were positive contributors during the quarter. These factors were offset by increased costs, including steel and other packaging costs, energy-related transportation costs, and raw product costs. SG&A expense (which included integration and transformation-related expenses) benefited in the first quarter by the forecasted $0.03 gain from the sale of a perpetual license for S&W beans.
Reportable Segments — First Quarter Results
Consumer Products
For the first quarter, Consumer Products net sales were essentially flat; $420.6 million compared to net sales of $422.2 million in the prior year period. Lower volume driven primarily by the fourth quarter fiscal 2006 customer forward buying in tomatoes in anticipation of the first quarter fiscal 2007 price increase and by the continued impact of the Tuna reset strategy, combined with the volume loss associated with price increases (“elasticity”), was almost fully offset by higher net pricing.
Consumer Products operating income decreased 14.0% from $30.0 million in first quarter fiscal 2006 to $25.8 million in first quarter fiscal 2007. The decrease primarily reflected higher costs, including steel and other packaging costs, energy-related transportation costs, and raw product costs (including tomatoes and fish). These factors were partially offset by net pricing actions, including pricing in tomatoes and seafood which are anticipated to be more fully realized in the second half of fiscal 2007, and lower SG&A expense, driven by the gain from the sale of the S&W beans license.
Pet Products
For the first quarter, Pet Products net sales were $253.5 million, an increase of 30.4% over net sales of $194.4 million in the prior year period. The increase was driven by the Meow Mix and Milk-Bone acquisitions. During the quarter, growth from new pet products and volume decline from a combination of several factors, including competitive merchandising during the quarter, also impacted net sales.
Pet Products operating income increased 60.5% from $22.8 million in first quarter fiscal 2006 to $36.6 million in first quarter fiscal 2007. The increase primarily reflected the positive impact of the Meow Mix and Milk-Bone acquisitions net of integration expense and purchase accounting impact. Marketing expense was also lower in first quarter fiscal 2007 compared to prior year driven by a shift in promotional timing associated with new pet product introductions.

Outlook
Second Quarter Fiscal 2007
For the fiscal 2007 second quarter, the Company expects to deliver sales growth of approximately 15% to 18% over net sales of $793.2 million in the second quarter of fiscal 2006. Diluted EPS from continuing operations is expected to be approximately $0.05 to $0.07, including $0.02 of integration expense, $0.04 of transformation-related expenses, and $0.01 of purchase accounting impact, as compared to $0.18 in the second quarter of fiscal 2006.
Factors Impacting Guidance

	Q1A	Q2E	Q1+Q2E

Fiscal 2007	$0.04	$0.05 - $0.07	$0.09 - $0.11
Includes:
F07 Integration expense	($0.01)	($0.02)	($0.03)
F07 Transformation-related expenses	($0.03)	($0.04)	($0.07)
F07 Purchase accounting impact	($0.01)	($0.01)	($0.02)

	Q1A	Q2A	Q1+Q2A

Fiscal 2006	$0.06	$0.18	$0.24
Commented Mr. Wolford, “The first half of fiscal 2007 is tracking to expectations, despite increased inflationary cost pressures. This is driven by both the solid first quarter and timing of marketing programs. Our focus is successful execution in both the second quarter and the full fiscal year.”

Fiscal 2007
For fiscal 2007, the Company reiterated that it expects sales growth of 14% to 16% over fiscal 2006 net sales of $2,998.6 million. Net sales growth is expected to be driven primarily by the Meow Mix and Milk-Bone acquisitions as well as from growth in the Company’s legacy businesses consistent with prior years.
The Company anticipates diluted EPS from continuing operations to be $0.48 to $0.53 in fiscal 2007, which includes approximately $0.06 of integration expense, $0.11 to $0.14 of transformation-related expenses, and $0.05 of purchase accounting impact. As the Company committed when it first provided guidance for fiscal 2007 in connection with its fourth quarter fiscal 2006 earnings release, the guidance now being provided includes an estimated impact from purchase accounting. The Company reported $0.67 diluted EPS from continuing operations in fiscal 2006.
The Company reiterated that it expects cash provided by operating activities, less cash used in investing activities, to be approximately $150 to $170 million.
Factors Impacting Guidance

	Full Year
	F07E	F06A
F07 diluted EPS Guidance	$0.48 - $0.53	$0.67
Includes:
F07 Integration expense	($0.06)
F07 Transformation-related expenses	($0.11) - ($0.14)
F07 Purchase accounting impact[1]	($0.05)

[1]	As noted when the Company first provided fiscal 2007 guidance, the Company is now providing an estimate for purchase accounting impact.

Webcast Information
Del Monte Foods will host a live audio webcast, accompanied by a slide presentation, to discuss its fiscal 2007 first quarter results and outlook at 7:00 a.m. PT (10:00 a.m. ET) today. The webcast slide presentation and historical, quarterly results can be accessed at www.delmonte.com/Company/investors. The audio portion of the webcast may also be accessed during the call (listen-only mode) as follows:
1- 888-788-9432 (1-210-795-9068 outside the U.S. and Canada), verbal code: Del Monte Foods. The webcast and slide presentation will be available online following the presentation.
Del Monte Foods
Del Monte Foods is one of the country’s largest and most well known producers, distributors and marketers of premium quality, branded food and pet products for the U.S. retail market, generating approximately $3 billion in net sales in fiscal 2006. With a powerful portfolio of brands including Del Monte®, StarKist®, S&W®, Contadina®, College Inn®, Meow Mix®, Kibbles ‘n Bits®, 9Lives®, Milk-Bone®, Pup-Peroni®, Meaty Bone®, Snausages® and Pounce®, Del Monte products are found in nine out of ten American households. The Company also produces, distributes and markets private label food and pet products. For more information on Del Monte Foods Company (NYSE:DLM) visit the Company’s website at www.delmonte.com.
Forward-Looking Statements
This press release contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to future financial operating results, including the expected costs of the transformation plan, the integration of the Meow Mix and Milk-Bone acquisitions and purchase accounting, as well as to the Company’s strategic plan.
Factors that could cause actual results to differ materially from those described in this press release include, among others: general economic and business conditions; integration of the Meow Mix and Milk-Bone businesses; cost and availability of inputs, commodities, ingredients and other raw materials, including without limitation, energy, fuel, packaging, grains, meat by-products and tuna; logistics and other transportation-related costs; our debt levels and ability to service and reduce our debt; efforts and ability to increase prices and reduce costs; costs and results of efforts to improve the performance and market share of our businesses; reduced sales, disruptions, costs or other charges to earnings that may be generated by our strategic plan and transformation plan efforts; effectiveness of marketing, pricing and trade promotion programs; changes in U.S., foreign or local tax laws and effective rates; changing consumer and pet preferences; timely launch and market acceptance of new products; competition, including pricing and promotional spending levels by competitors; acquisitions, if any, including identification of appropriate targets and successful integration of any acquired businesses; product liability claims; weather conditions; crop yields; interest rate fluctuations; the loss of significant customers or a substantial reduction in orders from these customers or the bankruptcy of any such customer; changes in business strategy or development plans; availability, terms and deployment of capital; dependence on co-packers, some of whom may be competitors or sole-source suppliers; changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental regulations and import/export duties; litigation; industry trends, including changes in buying, inventory and other business practices by customers; public safety and health issues; and other factors.

These factors and other risks and uncertainties are described in more detail, from time to time, in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.
Our declaration of future dividends, if any, is subject to final determination by our Board of Directors each quarter after its review of our then-current strategy, applicable debt covenants, and financial performance and position, among other things.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except share and per share data)

	Three Months Ended
	July 30,	July 31,
	2006	2005
	(Unaudited)
Net sales	$674.1	$616.6
Cost of products sold	509.7	466.7

Gross profit	164.4	149.9
Selling, general and administrative expense	123.5	108.1

Operating income	40.9	41.8
Interest expense	30.5	21.2
Other expense	0.3	—

Income from continuing operations before income taxes	10.1	20.6
Provision for income taxes	2.7	7.8

Income from continuing operations	7.4	12.8

Income (loss) from discontinued operations before income taxes	(1.9)	5.4
Provision (benefit) for income taxes	(0.7)	2.0

Income (loss) from discontinued operations	(1.2)	3.4

Net income	$6.2	$16.2

Earnings per common share (EPS)
Basic:
Basic Average Shares	200,427,784	207,800,806
EPS — Continuing Operations	$0.04	$0.06
EPS — Discontinued Operations	(0.01)	0.02

EPS — Total	$0.03	$0.08

Diluted:
Diluted Average Shares	203,987,524	210,546,752
EPS — Continuing Operations	$0.04	$0.06
EPS — Discontinued Operations[1]	(0.01)	0.02

EPS — Total	$0.03	$0.08

[1]	The $0.01 loss from discontinued operations for the three months ended July 30, 2006 represents a pre-tax loss of $1.9 which is comprised of $0.8 related to a reduction in the sales price of the Soup and Infant Feeding Businesses for working capital adjustments and $1.1 related to changes in estimates related to the Soup and Infant Feeding Businesses. The Soup and Infant Feeding Businesses were divested in the fourth quarter of fiscal 2006.

Del Monte Foods Company — Selected Financial Information
Net Sales by Segment
 (in millions)

	Three Months Ended
	July 30,	July 31,
Net Sales:	2006	2005
	(Unaudited)
Consumer Products	$420.6	$422.2
Pet Products	253.5	194.4

Total company	$674.1	$616.6

Operating Income by Segment
 (in millions)

	Three Months Ended
	July 30,	July 31,
Operating Income:	2006	2005
	(Unaudited)
Consumer Products	$25.8	$30.0
Pet Products	36.6	22.8
Corporate (a)	(21.5)	(11.0)

Total company	$40.9	$41.8

(a)	Corporate represents expenses not directly attributable to reportable segments. For the three months ended July 30, 2006, Corporate includes all severance-related restructuring costs related to the Company’s transformation plan.

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	July 30,	April 30,
	2006	2006
		(derived from audited
	(Unaudited)	financial statements)
ASSETS

Cash and cash equivalents	$12.1	$459.9
Restricted cash	—	43.3
Trade accounts receivable, net of allowance	189.2	237.8
Inventories	924.8	764.2
Prepaid expenses and other current assets	106.3	111.9

TOTAL CURRENT ASSETS	1,232.4	1,617.1

Property, plant and equipment, net	717.3	641.4
Goodwill	1,744.9	758.7
Intangible assets, net	883.8	572.5
Other assets, net	39.9	33.2

TOTAL ASSETS	$4,618.3	$3,622.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$482.2	$450.9
Short-term borrowings	241.5	1.7
Current portion of long-term debt	20.7	58.6

TOTAL CURRENT LIABILITIES	744.4	511.2

Long-term debt	1,875.0	1,242.5
Deferred tax liabilities	344.8	228.1
Other non-current liabilities	335.7	327.1

TOTAL LIABILITIES	3,299.9	2,308.9

Stockholders’ equity:
Common stock	$2.1	$2.1
Additional paid-in capital	996.0	989.5
Treasury stock, at cost	(126.5)	(126.5)
Accumulated other comprehensive loss	(8.2)	(7.9)
Retained earnings	455.0	456.8

TOTAL STOCKHOLDERS’ EQUITY	1,318.4	1,314.0

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,618.3	$3,622.9

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	July 30,	July 31,
	2006	2005
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$6.2	$16.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	23.5	23.6
Deferred taxes	3.1	(3.2)
Loss on asset disposals	(7.3)	0.1
Stock compensation expense	3.3	2.2
Other non-cash items, net	1.0	(0.2)
Changes in operating assets and liabilities	(31.8)	(32.0)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(2.0)	6.7

INVESTING ACTIVITIES:
Capital expenditures	(15.7)	(9.4)
Net proceeds from disposal of assets	9.8	23.4
Net cash used in business acquisitions	(1,303.9)	—
Decrease in restricted cash	43.3	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,266.5)	14.0

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	337.8	0.2
Payments on short-term borrowings	(98.0)	—
Proceeds from long-term debt	645.0	—
Principal payments on long-term debt	(50.4)	(0.4)
Payments of debt-related costs	(9.0)	—
Dividends paid	(8.0)	—
Issuance of common stock	3.1	0.6
Purchase of treasury stock	—	(125.4)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	820.5	(125.0)

Effect of exchange rate changes on cash and cash equivalents	0.2	0.1
NET CHANGE IN CASH AND CASH EQUIVALENTS	(447.8)	(104.2)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	459.9	145.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12.1	$41.7

CONTACTS:

Media	Analysts
Brandy Bergman/Robin Weinberg	Jennifer Garrison
Citigate Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
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